Exhibit 99.1

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Introduction to Unaudited Pro Forma Condensed Financial Information

The following unaudited pro forma condensed combined financial statements of La Rosa Holdings Corp. (the “Company”) gives effect to the following transactions (the “Transactions”):

•	The net proceeds from the Company’s initial public offering (the “Offering”) and application of the proceeds.

•	The acquisition of 51% membership interest in Horeb Kissimmee Realty LLC (“Kissimmee”).

•	The acquisition of 51% membership interest in La Rosa Realty Lake Nona, Inc. (“Lake Nona”).

•	Certain other agreements, which were entered into in anticipation of the initial public offering or were contingent upon the completion of the initial public offering.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information (“Article 11”), and are being provided pursuant to Rule 3-05 of Regulation S-X because the proposed transactions constitute significant acquisitions of the Company. The unaudited pro forma condensed combined financial statements are presented for information purposes only, in accordance with Article 11 and are not intended to represent or to be indicative of the income or financial position that the Company would have reported had the acquisitions been completed as of the dates set forth in the unaudited pro forma condensed combined financial statements due to various factors. The unaudited pro forma condensed combined balance sheet does not purport to represent the future financial position of the Company and the unaudited pro forma condensed combined statements of operations do not purport to represent the future results of operations of Company.

Initial Public Offering of Company Common Stock

In August 2023, we entered into an agreement with Alexander Capital, L.P., related to the Offering of 1,000,000 shares of our Common Stock at an initial public offering price of $5.00 per share. The shares were offered and sold by us pursuant to a registration statement on Form S-1, as amended (Registration No. 333-264372) (the “Registration Statement”), which was filed with the Securities and Exchange Commission and declared effective on October 4, 2023. We received net proceeds of approximately $2,960,731 (excluding previously paid deferred offering costs of $985,248) from the sale of the Common Stock at the offering price per share. The pro forma information assumes we used a portion of the net proceeds to fund the acquisitions referred to above. The pro forma information assumes no exercise by the underwriters of their over-allotment option to purchase up to an additional 15% of the number of shares sold in the Offering.

Additionally, immediately before our initial public offering certain stockholders of the Company listed in the Registration Statement (the “Selling Stockholders”) received 2,469,840 shares of the Company’s Common Stock, resulting from the following:

•	accounts payable in the amount of $140,779 were converted into 514,794 shares of our Common Stock, which were issued and registered;

•	we issued 391,972 restricted stock units and registered the underlying shares to our agents and employees as compensation;

•	we issued and registered 628,656 shares of our Common Stock to consultants, counsel, and certain lenders;

•	we have issued on July 31, 2023 and registered 250,168 shares of our Common Stock to certain consultants;

•	we registered 80,000 shares of our Common Stock that may be issued pursuant to a convertible debt agreement with Emmis Capital II, LLC;

•	we registered 4,000 shares of our Common Stock that were issued to our Chief Technology Officer on February 1, 2023 pursuant to his employment agreement; and

•

we issued and registered 600,250 shares of our Common Stock upon the conversion of the Series A Preferred Stock we issued in private placements prior to the Offering, which excluded 3,713 shares that were not be registered, and which excluded 377,713 shares that were not registered as they were issued to Joseph La Rosa, the CEO of the Company.

The Offering takes into account the prior Reverse Stock Split of our Common Stock on a 1-for-10 basis pursuant to which every 10 shares of outstanding Common Stock was decreased to 1 share as of March 21, 2022 and the 2-for-1 Forward Stock Split of our Common Stock pursuant to which every one share of outstanding Common Stock was increased to 2 shares as of April 17, 2023.

Kissimmee Acquisition

On January 31, 2022, the Company and Kissimmee entered into a Membership Interest Purchase Agreement, which was amended on September 15, 2022, whereby we agreed to acquire 51% of the membership interests in Kissimmee in exchange for $500,000 and $2,568,134 in shares of our Common Stock. The number of shares to be issued was equal to the quotient of $2,568,134 divided by the initial public offering price of the Common Stock in the underwritten initial public offering, resulting in513,626 shares. The closing of the Kissimmee acquisition occurred on October 16, 2023.

Lake Nona Acquisition

On January 10, 2022, the Company and Lake Nona entered into a Membership Interest Purchase Agreement, which was amended on September 15, 2022, whereby we agreed to acquire 51% of the membership interests in Lake Nona in exchange for $50,000 and $1,624,993 in shares of our Common Stock. The number of shares issued was equal to the quotient of $1,624,993 divided by the initial public offering price of the Common Stock in the underwritten initial public offering, resulting in 324,998 shares. The closing of the Lake Nona acquisition occurred on October 13, 2023.

Pro forma Information

The following unaudited pro forma condensed combined financial information is based on the historical combined financial statements of the Company and the historical financial statements of Kissimmee and Lake Nona to reflect the acquisitions of these entities by us and the expected effects of the initial public offering and related transactions described above. The transaction accounting adjustments have been described below and within the notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of June 30, 2023 gives effect to the Transactions as if they have occurred on June 30, 2023. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022 gives effect to the transactions as if they occurred on January 1, 2022. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2023 gives effect to the Transactions as if they occurred on January 1, 2022. The historical information for the unaudited pro forma condensed combined balance sheet as of June 30, 2023 is based on the unaudited consolidated balance sheet of La Rosa Holdings Corp. and the unaudited balance sheets of Kissimmee and Lake Nona. The historical information for the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022 is based on La Rosa Holdings Corp.’s audited consolidated financial statements and the audited financial statements of Kissimmee and Lake Nona for the year ended December 31, 2022. The historical information for the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2023 is based on La Rosa Holdings Corp.’s unaudited consolidated financial statements and the unaudited financial statements of Kissimmee and Lake Nona for the six months ended June 30, 2023.

The unaudited pro forma condensed combined financial statements reflect management’s preliminary estimates of: (i) net proceeds in the initial public offering, (ii) purchase price consideration and the fair values of tangible and intangible assets acquired and liabilities assumed in the acquisitions, with the remaining estimated purchase consideration recorded as goodwill, and (iii) fair value of the noncontrolling interests.

The unaudited pro forma condensed combined financial information is for information purposes only and is not intended to represent or to be indicative of the combined results of operations or financial position that the combined company would have reported had the acquisitions and initial public offering were completed as of the dates set forth in these unaudited pro forma condensed combined financial statements.

Considerations regarding Pro Forma Financial Information

The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. The pro forma financial information has been prepared using, and should be read in conjunction with:

•	La Rosa Holdings Corp.’s historical unaudited consolidated financial statements as of and for the six months ended June 30, 2023 and 2022;

•	La Rosa Holdings Corp.’s historical audited consolidated financial statements as of and for the years ended December 31, 2022 and 2021;

•	Kissimmee’s historical unaudited financial statements as of and for the six months ended June 30, 2023 and 2022;

•	Kissimmee’s historical audited financial statements as of and for the years ended December 31, 2022 and 2021;

•	Lake Nona’s historical unaudited financial statements as of and for the six months ended June 30, 2023 and 2022; and

•	Lake Nona’s historical audited financial statements as of and for the years ended December 31, 2022 and 2021.

The above historical financial statements are included in the current report on the Form 8-K filed with the Commission on October 19, 2023.

The final fair value calculations and purchase price allocations, and associated amortization of acquired intangible assets and other effects, may be materially different than that reflected in the pro forma information presented herein. The actual results may differ significantly from those reflected in the unaudited pro forma condensed combined financial information for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma condensed combined financial results and actual results.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and to aid you in your analysis of the financial aspects of the Transactions. The unaudited pro form condensed combined financial information described above has been derived from the historical financial statements of La Rosa Holdings Corp. and the entities in the acquisitions and the related notes included elsewhere in this filing. The unaudited pro forma condensed combined financial information is based the Company’s accounting policies. Further review may identify additional differences between the accounting policies of the Company and the acquisition entities. The unaudited pro forma transaction accounting adjustments and the pro forma condensed combined financial information do not reflect synergies or post combination management actions and are not necessarily indicative of the financial position or results of operations that may have actually occurred had the Transactions taken place on the dates noted, or of the Company’s future financial position or operating results.

La Rosa Holdings Corp. and Subsidiaries

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2023

				Transaction
	LHC	Kissimmee	Lake Nona	Adjustments	Notes	Pro Forma
Assets
Current Assets
Cash	$292,725	$212,161	$44,365	$2,960,731	a	$2,869,703
				(550,000)	b
				(672,779)	h
				600,000	i
				(17,500)	j
Restricted cash	1,539,812	-	-			1,539,812
Accounts receivable, net	233,535	137,014	84,723	(36,833)	c	418,439
Due from related party	45,258	-	-			45,258
Total Current Assets	2,111,330	349,175	129,088	2,283,619		4,873,212

Investment in Acquired Franchises	-	-	-	9,483,716	b	9,483,716
Other assets	2,177,134	211,148	400,479	(2,665,133)	a	123,628
Fixed assets, net of accumulated depreciation	-	9,889	-			9,889
Total Assets	$4,288,464	$570,212	$529,567	$9,102,202		$14,490,445

Liabilities and Stockholder's Equity (Deficit)
Liabilities
Current Liabilities
Line of credit	$118,465	$-	$-	$-		$118,465
Accounts payable	1,282,455	129,738	112,834	(1,254,269)	a	93,147
				(36,833)	c
				(140,779)	g
Accrued Expenses	701,404	139,604	10,016	(1,071)	d	792,551
				(57,402)	h
Due to related party	149,245	-	-	1,554,242	i	1,703,487
Derivative liability	587,006	-	-	(28,025)	d	-
				(558,981)	j
Convertible notes payable, net	95,000	-	-	(25,000)	d	-
				(70,000)	h
Other current liabilities		141,925	89,175			231,100
Notes payable, current	479,589	-	-	(476,389)	h	3,200
Total Current Liabilities	3,413,164	411,267	212,025	(1,094,507)		2,941,949

Notes payable, net of current	356,141	150,000	113,000			619,141
Security deposits payable	1,554,242	-	-	(1,554,242)	i	-
Other long term liabilities	-	82,453	312,015			394,468
Rent deposits	-	-	2,500			2,500
Total Liabilities	5,323,547	643,720	639,540	(2,648,749)		3,958,058

Commitments and contingencies
Stockholder's Equity (Deficit)
Preferred stock	-	-	-			-
Preferred stock, Series X	-	-	-			-
Common stock	600	-	-	100	a	1,197
				84	b
				1	d
				165	e
				88	f
				52	g
				98	i
				9	j

Additional paid-in capital	4,646,081	-	-	4,214,900	a	22,423,478
				(2,665,133)	a
				4,193,036	b
				54,095	d
				8,255,295	e
				4,419,032	f
				(4,419,120)	f
				2,573,919	g
				599,902	i
				551,472	j

Retained earnings (Accumulated deficit)	(5,681,764)	(73,508)	(109,973)	183,481	b	(16,449,403)
				(8,255,460)	e
				(2,433,191)	g
				(68,988)	h
				(10,000)	j
Equity (Deficit) of La Rosa Holdings Corp.	(1,035,083)	(73,508)	(109,973)	7,193,836		5,975,272
Noncontrolling interest	-	-	-	4,557,115	b	4,557,115
Total Equity (Deficit)	(1,035,083)	(73,508)	(109,973)	11,750,951		10,532,387
Total Liabilities and Equity (Deficit)	$4,288,464	$570,212	$529,567	9,102,202		$14,490,445

See accompanying Notes to the Unaudited Pro Forma Combined Financial Information

La Rosa Holdings Corp.

Unaudited Pro Forma Condensed Combined Statements of Income

As of June 30, 2023

				Transaction
	LHC	Kissimmee	Lake Nona	Adjustments	Notes	Pro Forma
Revenue	$13,528,356	$5,453,824	$4,354,460	$(167,818)	a	$23,168,822
Cost of revenue	12,233,411	4,990,968	3,861,913			21,086,292

Gross Profit	1,294,945	462,856	492,547	(167,818)		2,082,530

Operating Expenses
General and administrative expenses	1,808,038	322,915	353,831	(167,818)	a	2,316,966
Sales and marketing expenses	193,271	17,530	17,164			227,965
Total Operating Expenses	2,001,309	340,445	370,995	(167,818)		2,544,931

Income (Loss) From Operations	(706,364)	122,411	121,552	-		(462,401)

Other Income (Expense)
Amortization of financing fees	(674,894)	-	-	667,393	b	(7,501)
Other Income	568	-	-			568
Change in fair market value of derivative liability	128,784	-	-	(128,784)	b	-
Interest expense	(140,539)	(1,593)	(2,490)	15,650	b	(71,571)
				57,402	b
Other Expense	(686,081)	(1,593)	(2,490)	611,661		(78,503)

Income (Loss) Before Income Taxes	(1,392,445)	120,818	119,062	611,661		(540,904)

Provision for income taxes	-	-	-	-		-

Income (Loss) Before Controlling Interest	(1,392,445)	120,818	119,062	611,661		(540,904)

Noncontrolling interest in subsidiaries	-	59,201	58,340			117,541

Net Income (Loss) Attributable to La Rosa Holdings Corp.	(1,392,445)	61,617	60,722	611,661		(658,446)

Loss per share, basic and diluted	$(0.23)					$(0.06)
Weighted average shares outstanding, basic and diluted	6,003,293			5,967,283	c	11,970,576

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information

La Rosa Holdings Corp.

Unaudited Pro Forma Condensed Combined Statement of Operations

As of December 31, 2022

				Transaction
	LHC	Kissimmee	Lake Nona	Adjustments	Notes	Pro Forma
Revenue	$26,203,921	$10,845,224	$9,888,547	$(306,989)	a	$46,630,703
Cost of revenue	23,678,819	9,973,938	8,976,222			42,628,979

Gross Profit	2,525,102	871,286	912,325	(306,989)		4,001,724

Operating Expenses
General and administrative expenses	4,114,520	597,529	657,763	10,543,840	c	15,606,663
				(306,989)	a
Sales and marketing expenses	415,770	59,333	54,229			529,332
Total Operating Expenses	4,530,290	656,862	711,992	10,236,851		16,135,995

Income (Loss) From Operations	(2,005,188)	214,424	200,333	(10,543,840)		(12,134,271)

Other Income (Expense)
Forgiveness of debt	149,312	-	20,069			169,381
Amortization of financing fees	(349,913)	-	-	349,913	b	-
Other Income (Expense)	-	(15,894)	3,977			(11,917)
Change in fair market value of derivative liability	(120,599)	-	-	120,599	b	-
Interest expense	(144,268)	-	-	68,648	b	(75,620)
Loss on settlement	-	-	-	(2,433,191)	d	(2,433,191)
Other Income (Expense)	(465,468)	(15,894)	24,046	(1,894,031)		(2,351,347)

Income Before Income Taxes	(2,470,656)	198,530	224,379	(12,437,871)		(14,485,618)

Provision for income taxes	(150,000)	-	-			(150,000)

Income (Loss) Before Controlling Interest	(2,320,656)	198,530	224,379	(12,437,871)		(14,335,618)

Noncontrolling interest in subsidiaries	-	97,280	109,946			207,225

Net Income (Loss) Attributable to La Rosa Holdings Corp.	(2,320,656)	101,250	114,433	(12,437,871)		(14,542,844)

Loss per share, basic and diluted	$(0.39)					$(1.21)
Weighted average shares outstanding, basic and diluted	6,000,000			5,970,576	e	11,970,576

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information set forth herein is based upon the financial statements of La Rosa Holdings Corp. and the acquisitions of Kissimmee and Lake Nona. The unaudited pro forma condensed combined financial information is presented as if the Transactions had been completed on June 30, 2023 with respect to the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2023 and on June 30, 2023 with respect to the unaudited pro forma condensed combined balance sheet.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations had the Transactions and Offering occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the combined company will experience after the completion of the Transactions and the Offering.

We have accounted for the Transactions in this unaudited pro forma condensed combined financial information using the acquisition method of accounting, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”). In accordance with ASC 805, we used our best estimates and assumptions to assign fair values to the tangible and intangible assets acquired and liabilities assumed at the acquisition date. The excess purchase price to be allocated is measured as the excess of the purchase consideration over the fair value of the net tangible assets acquired.

Note 2. Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2023.

The following pro forma adjustments give effect to the Transactions.

a

Reflects the expected proceeds of the La Rosa Holdings Corp. initial public offering transaction. The adjustment is comprised of the net proceeds from the issuance of 1,000,000 shares of Common Stock of La Rosa Holdings Corp. at the offering price of $5.00 per share. The Company estimates that, in addition to underwriting fees and expenses of $640,000, the Company has and will incur a total of $1.875 million of direct cash offering related costs, which comprises of an estimate of $0.145 million of future cash costs, $0.745 million of cash costs that have been incurred but have not yet been paid, and $0.985 million of cash costs that have been incurred and have been paid. The net cash proceeds to the Company, which excludes offering costs that have already been paid, is estimated to be $3.47 million. These direct cash offering costs exclude the fair value of the 878,824 shares that have been and will be issued to consultants for consulting services related to the initial public offering, with an approximate fair value of $4.394 million, described in footnote f below, which will be directly charged to equity with an offset to capital stock. The Company has recorded deferred offering costs of $2.156 million as of June 30, 2023 that comprises of $1.730 million of cash costs and $0.426 million of non-cash costs. Of the cash deferred offering costs, $0.985 million have been paid in cash and $0.745 million have been recorded in Accounts Payable.

b

Reflects the purchase consideration and the preliminary allocation of the assets acquired and liabilities assumed based on their fair values on the acquisition date. The purchase consideration constitutes the following: the payment of $550,000 of cash and the issuance of 838,624 shares of La Rosa Holdings Corp.’s Common Stock with an aggregate value of $4.7 million (the “Purchase Consideration”) in exchange for 51 percent of the equity interests in Kissimmee and Lake Nona. The total enterprise value of the two entities is estimated to be $9.3 million and the non-controlling interest is estimated to be $4.6 million.

The following table sets forth the preliminary allocation of the estimated purchase consideration to the identifiable tangible net assets of the acquisitions with the excess recorded as excess purchase price to be allocated:

	Kissimmee	Lake Nona
Estimated Consideration:
Fair value of share consideration	$2,568,130	$1,624,990
Cash consideration	500,000	50,000
Total estimated consideration	$3,068,130	$1,674,990

Allocation of consideration paid:
Cash acquired	$212,161	$44,365
Accounts receivable	137,014	84,723
Other assets	221,037	400,479
Assumed liabilities	(643,720)	(639,540)
Total net liabilities acquired	(73,508)	(109,973)
Investment in Acquired Franchises	$6,089,449	$3,394,267
Noncontrolling interest	$2,947,811	$1,609,304

c	To eliminate intercompany accounts receivable and accounts payables between La Rosa Holdings Corp. and the acquisition entities.

d

Reflects conversion of $26,071 of La Rosa Holdings Corp. convertible note, including $1,071 of accrued interest, to La Rosa Holdings Corp.’s Common Shares at a conversion price of $4.00 per share ($5.00 Offering price less a 20% discount). Also reflects the elimination of a $28,025 derivative liability due to the embedded conversion feature of the convertible notes. Interest will continue to accrue on the convertible note through the date of the conversion which is expected to be immediately prior to the initial public offering, increasing the aggregate notes payable obligation for which La Rosa Holdings Corp.’s Common Shares will be exchanged. At the estimated Offering date of September 30, 2023, the principal balance plus accrued interest on the convertible note is expected to be $26,265, which would convert to 6,566 shares.

e

Reflects 391,972 restricted stock unit grants issued to our real estate agents and employees immediately prior to the initial public offering and 1,259,120 Common Stock grants to be paid to certain officers of the Company upon a successful initial public offering.

f

Reflects 878,824 shares of our Common Stock to consultants for consulting services related to the initial public offering with an approximate fair value of $4.394 million, of which 250,168 Common Stock shares were issued on July 31, 2023. The fair value is charged to equity with an offset to capital stock. In addition, 5,000 shares will be issued to a holder of a Note Payable.

g

Reflects the conversion of $140,779 of accounts payable into 514,794 shares of the Company’s Common Stock immediately prior to the initial public offering resulting in a loss on settlement of $2,433,191.

h

Reflects the repayment of two Notes Payable with a principal balance of $476,389, net of debt discount of $51,389, and accrued interest of $37,009 as of June 30, 2023 and interest expense of $14,470 after June 30, 2023 and the repayment of three convertible notes payable with a principal balance of $70,000 and accrued interest of $20,393 as of June 30, 2023 and interest expense of $3,129 after June 30, 2023, which will be repaid upon the Offering.

i

Reflects the issuance of 600 shares of preferred stock for cash ($600,000). All the Series A Preferred Stock issued in 2023 of 3,436 would convert on the offering date into 981,676 shares of common stock (based on an offering price of $5.00 per share in the initial public offering).

j

Reflects the elimination of the derivative liability of $558,981 associated with the issuance of stock awards and conversion rights related to debt issued in the fourth quarter of fiscal year 2022. Subsequent to June 30, 2023, the Company paid Emmis Capital the delinquency penalty in cash, which was originally to be paid in common stock. Included in the derivative liability was $7,500 that had been incurred through June 30, 2023. The remaining delinquency penalty after June 30, 2023 was estimated to be $10,000, which reduced Accumulated Deficit. The total cash payment is estimated to be $17,500.

Note 3. Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the six-month period ending June 30, 2023.

The following pro forma adjustments give effect to the Transactions.

a	To eliminate intercompany revenue and general and administrative expenses between La Rosa Holdings Corp. and the acquisition entities.

b

To eliminate interest expense, amortization of debt discount, and the change in fair market value of derivatives associated with convertible debt and other equity awards that would be converted or issued immediately prior to the initial public offering.

c	Basic and diluted weighted average shares outstanding as a result of the pro forma transaction accounting adjustments.

Note 4. Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the year ending December 31, 2022.

The following pro forma adjustments give effect to the Transactions.

a	To eliminate intercompany revenue and general and administrative expenses between La Rosa Holdings Corp. and the acquisition entities.

b

To eliminate interest expense, amortization of debt discount and the change in fair market value of derivatives associated with convertible debt and other equity awards that would be converted or issued immediately prior to the initial public offering.

c

Reflects the restricted stock unit grants issued to our real estate agents and employees immediately prior to the initial public offering and Common Stock grants to be paid to certain officers of the Company upon a successful initial public offering and the recognition of executive officers and directors’ compensation under the new employment agreements for the period after the Transactions.

d	Reflects the conversion of accounts payable of the Company’s Common Stock immediately prior to the initial public offering resulting in a loss on settlement of $2,433,191.

e	Basic and diluted weighted average shares outstanding as a result of the pro forma transaction accounting adjustments.